UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 04, 2025

GLOBAL SELF STORAGE, INC.

(Exact name of registrant as specified in Its charter)

Maryland	001-12681	13-3926714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3814 Route 44
Millbrook, New York		12545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 785-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SELF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2025, Global Self Storage, Inc. (the “Company”) entered into an At Market Offering Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”) pursuant to which the Company may sell through the Agent, from time to time, shares of the Company’s common stock, par value $0.01 per share (the “common stock”), having an aggregate offering price of up to $15,000,000 (the “Shares”).

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Shares on the Company’s behalf. Sales of the Shares, if any, made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the Nasdaq Stock Market or another market for the common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Agent.

Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes. The Sales Agreement provides that the Agent will be entitled to compensation for its services of up to 2.5% of the aggregate gross proceeds from each sale of Shares. The Company has no obligation to sell any of the Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement. In addition, the Company has agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses as set forth in the Sales Agreement.

The Shares will be issued pursuant to the Company’s effective shelf registration statement, as defined under Rule 405 under the Securities Act, on Form S-3 (Registration No. 333-283417) (the “Registration Statement”). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated April 4, 2025, with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the Shares.

The Sales Agreement contains customary representations, warranties, and agreements of the Company and the Agent, indemnification rights and obligations of the parties and termination provisions. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the descriptions of the material terms of the Sales Agreement in this Item 1.01 are qualified in their entirety by reference to such Exhibit, which is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entry into the Sales Agreement, the Company delivered written notice to B. Riley Securities, Inc. (the “Prior Sales Agent”) that, effective on April 4, 2025, the Company was terminating the At Market Offering Sales Agreement, dated January 14, 2022, by and between the Company and the Prior Sales Agent (the “Prior Sales Agreement”).

A copy of the Prior Sales Agreement was filed as Exhibits 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2022 (the “Prior Form 8-K”), and the descriptions of the material terms of the Prior Sales Agreement contained in this Current Report on Form 8-K are qualified in their entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	At Market Offering Sales Agreement, dated April 4, 2025, by and between Global Self Storage, Inc. and A.G.P./Alliance Global Partners
5.1	Opinion of Clifford Chance US LLP
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL SELF STORAGE, INC.

Date:	April 4, 2025	By:	/s/ Mark C. Winmill
Name: Mark C. Winmill Title: President